EXHIBIT 11

             Statement Re: Computation of Per Share Earnings (Loss)

                                                             For the Years Ended December 31,
                                                       ------------------------------------------
                                                            1996           1995           1994
                                                       ------------   ------------   ------------
Primary:

Weighted Average Shares Outstanding ................     10,241,980      9,282,905      8,093,356

Common Stock Equivalents:
          Options ..................................        573,576        476,639   anti-dilutive
          Warrants .................................         55,412         26,744   anti-dilutive
                                                       ------------   ------------   ------------

                                                         10,870,968      9,786,288      8,093,356
                                                       ============   ============   ============
Net Income (Loss) Applicable to
          Common Stock .............................   $  2,030,567   $  1,817,543   $(13,992,936)
                                                       ============   ============   ============

Per Share Earnings (Loss) ..........................   $       0.19   $       0.19   $      (1.73)
                                                       ============   ============   ============


Fully diluted:

Weighted Average Shares Outstanding ................     10,241,980      9,282,905      8,093,356

Common Stock Equivalents:
          Options ..................................        665,042        741,558   anti-dilutive
          Warrants .................................         55,412         30,952   anti-dilutive
                                                       ------------   ------------   ------------

                                                         10,962,434     10,055,415      8,093,356
                                                       ============   ============   ============
Net Income (Loss) Applicable to
          Common Stock .............................   $  2,030,567   $  1,817,543   $(13,992,936)
                                                       ============   ============   ============

Per Share Earnings (Loss) ..........................   $       0.19   $       0.18   $      (1.73)
                                                       ============   ============   ============

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